                                                                    EXHIBIT 3.1


                          CERTIFICATE OF INCORPORATION

                                       OF

                            HOMEAMERICA CAPITAL, INC.

                          ---------------------------


         FIRST:   The name of this corporation shall be:

                           HomeAmerica Capital, Inc.

         SECOND: Its registered office in the State of Delaware is to be located at 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801, and its registered agent at such address is: THE CORPORATION TRUST COMPANY.

         THIRD:   The purpose or purposes of the corporation shall be:

                  To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware:

         FOURTH: The total number of shares of stock which this corporation is authorized to issue is:

        1,000 shares of $.01 par value common stock.

         FIFTH:   The name and mailing address of the sole incorporator is as follows:

        NAME                               MAILING ADDRESS
        ----                               ---------------

        Marilyn French, Esq.               c/o Hutchins, Wheeler & Dittmar
                                           A Professional Corporation
                                           101 Federal Street
                                           Boston, MA  02110

         The name and mailing address of each person who is to serve as a director until the first annual meeting of the stockholders or until a successor is elected and qualified is as follows:

        NAME                               MAILING ADDRESS
        ----                               ---------------

        C. Hunter Boll                     c/o Thomas H. Lee Company
                                           75 State Street
                                           Boston, MA  02109

        David V. Harkins                   c/o Thomas H. Lee Company
                                           75 State Street
                                           Boston, MA  02109

        Thomas M. Hagerty                  c/o Thomas H. Lee Company
                                           75 State Street
                                           Boston, MA  02109

        Justin S. Huscher                  c/o Madison Dearborn Partners, Inc.
                                           Suite 1330
                                           Three First National Plaza
                                           Chicago, IL  60602

        Peter J. Manning                   c/o The First National Bank of Boston
                                           100 Federal Street
                                           Boston, MA  02110

        Edward A. O'Neal                   c/o The First National Bank of Boston
                                           100 Federal Street
                                           Boston, MA  02110

        Bradford H. Warner                 c/o The First National Bank of Boston
                                           100 Federal Street
                                           Boston, MA  02110

         SIXTH:   In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware:

                  A. The board of directors of the corporation is expressly authorized to adopt, amend, or repeal the by-laws of the corporation.

                  B. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

                  C. The books of the corporation may be kept at such place within or without the State of Delaware as the by-laws of the corporation may provide or as may be designated from time to time by the board of directors of the corporation.

         SEVENTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or

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
stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

         EIGHTH: The Corporation hereby elects in this original certificate of incorporation not to be governed by Section 203 of the General Corporation Law of Delaware.

         NINTH:   Except as stated in Article Tenth of this certificate of
incorporation, the corporation reserves the right to amend or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon a stockholder herein are granted subject to this reservation.

         TENTH:   No director shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director notwithstanding any provision of law imposing such liability; provided, however, that, to the extent provided by applicable law, this provision shall not eliminate the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of Delaware, or
(iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

         ELEVENTH: The Corporation is to have perpetual existence.

         IN WITNESS WHEREOF, the undersigned, being the incorporator hereinbefore named, has executed, signed, and acknowledged this certificate of incorporation this 11th day of December, 1995.


                                                /s/ Marilyn French
                                                --------------------
                                                Marilyn French, Esq.
                                                Sole Incorporator



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
                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                            HOMEAMERICA CAPITAL, INC.

                             Pursuant to Section 241
                      of the General Corporation Law of the
                                State of Delaware
                        --------------------------------

         HomeAmerica Capital, Inc. (hereinafter called the "Corporation"), organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

         FIRST:   That the Board of Directors of the Corporation, by the
unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of the Corporation:

         RESOLVED: That the Certificate of Incorporation of this Corporation be amended by changing ARTICLE ONE thereof so that, as amended said Article shall be and read as follows:

                           "The name of the Corporation shall be GrantAmerica, Inc."

         FURTHER
         RESOLVED: That the Certificate of Incorporation of this Corporation be amended by changing ARTICLE FOURTH thereof so that, as amended said Article shall be and read as follows:

                           "The total number of shares of stock which this Corporation is authorized to issue is: 1,000,000 shares of $.01 par value common stock.

         SECOND: The Corporation has not received any payment for any of its stock and this amendment is being duly adopted in accordance with the provisons of Section 241.

         THIRD:   That the aforesaid amendments were duly adopted in accordance with the applicable provisions of Sections 141 and 241 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by ___________________________ , its _________ this
______ day of ___________________ , 1996.



                                                By: /s/ Thomas M. Hagerty
                                                    ---------------------

                            CERTIFICATE OF AMENDMENT
                                     TO THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                               GRANTAMERICA, INC.

- --------------------------------------------------------------------------------

                     Pursuant to Section 242 of the General
                    Corporation Law of the State of Delaware

- --------------------------------------------------------------------------------

         GrantAmerica, Inc., a Delaware corporation (the "Corporation") does hereby certify as follows:

         FIRST:   Article ONE of the Corporation's Certificate of Incorporation
is hereby amended to read in its entirety as follows:

                  ONE: The name of the Corporation shall be "HomeSide, Inc.".

         SECOND: Article FOURTH of the Corporation's Certificate of Incorporation is hereby amended to read in its entirety as follows:

                  FOURTH: The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is:

                           1,511,428 shares consisting of 1,500,000 shares of Class A Voting Common Stock, $0.01 par value per share ("Class A Voting Common Stock") and 5,714 shares of Class B Non-Voting Common Stock, $0.01 par value per share ("Class B Non-Voting Common Stock"); and 5,714 shares of Class C Non-Voting Common Stock with $1.00 par value per share (herein called the "Class C Non-Voting Common Stock"). The Class A Voting Common Stock, Class B Non-Voting Common Stock and Class C Non-Voting Common Stock shall collectively be referred to herein as the "Common Stock".

         A description of the respective classes of stock and a statement of the designations, preferences, voting powers (or special, preferential or no voting powers), relative, participating, optional or other special rights and privileges and the qualifications, limitations and restrictions of each of the classes of the Common Stock are as follows:

         1.       Voting Rights.

                  (a) The holders of Class A Voting Common Stock shall be entitled to vote on each matter on which the stockholders of the Corporation shall be entitled to vote, and each holder of Class A Voting Common Stock shall be entitled to one vote for each share of such stock held by such holder.

                  (b) The holders of Class B Non-Voting Common Stock shall not have any voting rights, except as otherwise required by applicable law, in which case holders of Class B Non-Voting Common Stock shall vote (at the rate of one vote per share of Class B Non-Voting Common Stock held) with all other holders of Common Stock as a single class on such matter unless otherwise required by applicable law.

                  (c) The holders of Class C Non-Voting Common Stock shall not have any voting rights, except as otherwise required by applicable law, in which case holders of Class C Non-Voting Common Stock shall vote (at the rate of one vote per share of Class C Non-Voting Common Stock held) with all other holders of Common Stock as a single class on such matter unless otherwise required by applicable law.

         2. Dividends. The Board of Directors of the Corporation may cause dividends to be paid to the holders of shares of Common Stock out of funds legally available for the payment of dividends by declaring an amount per share as a dividend. When and as dividends or other distributions are declared, whether payable in cash, in property or in shares of stock of the Corporation, other than in shares of Common Stock, the holders of Common Stock shall be entitled to share equally, share for share, in such dividends or other distributions as if all such shares were of a single class. No dividends or other distributions shall be declared or paid in shares of Common Stock or options, warrants or rights to acquire such stock or securities convertible into or exchangeable for shares of such stock, except dividends or other distributions payable to all of the holders of Common Stock together as one class ratably according to the number of shares of Common Stock held by them, in shares of Class A Voting Common Stock to holders of that class of stock and in shares of Class B Non-Voting Common Stock to holders of that class of stock, and in shares of Class C Non-Voting Common Stock to holders of that class of stock.

         3. Liquidation Rights. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation (a "Liquidation Event"), holders of Common Stock shall be entitled to share ratably, according to the number of shares of Common Stock held by them, in all assets of the Corporation available for distribution to its stockholders.

         4.       Mandatory Conversion.

                  (a) Each share of Class B Non-Voting Common Stock shall be converted into shares of Class A Voting Common Stock automatically, without any action on the part of the holder thereof, upon the closing of a sale of shares of Class A Voting Common Stock by the Corporation in a public offering ("Public Offering") pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"). The number of shares of Class A Voting Common Stock to which a holder of Class B Non-Voting Common

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
Stock shall be entitled to receive upon conversion shall be determined by dividing $175.00 by the Conversion Price in effect at the time of conversion. The initial "Conversion Price" shall be $175.00, and shall be subject to adjustment as set forth below.

                  (b) Mechanics of Mandatory Conversion. All holders of record of shares of Class B Non-Voting Common Stock will be given at least ten
(10) days' prior written notice of any Public Offering and the place designated for mandatory conversion of all shares of Class B Non-Voting Common Stock pursuant to this Section 4. Such notice will be sent by facsimile transmission, prepaid overnight courier or first class or registered mail, postage prepaid, to each record holder of Class B Non-Voting Common Stock at such holder's address last shown on the records of the Corporation. On or before the closing date of any Public Offering each holder of shares of Class B Non-Voting Common Stock shall surrender his or its certificate or certificates for all such shares to the Corporation at the place designated in such notice, and shall thereafter receive certificates for the number of shares of Class A Voting Common Stock to which such holder is entitled pursuant to this Section 4. On the date fixed for conversion, all rights with respect to the Class B Non-Voting Common Stock, including the rights, if any, to receive notices and vote, will terminate, except only the rights of the holders thereof, upon surrender of their certificate or certificates therefor, to receive certificates for the number of shares of Class A Voting Common Stock into which such Class B Non-Voting Common Stock has been converted, and payment of any accrued but unpaid dividends thereon. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his or its attorney duly authorized in writing. As soon as practicable after the date of such mandatory conversion and the surrender of the certificate or certificates for Class B Non-Voting Common Stock, the Corporation shall cause to be issued and delivered to such holder, or on his or its written order, a certificate or certificates for the number of full shares of Class A Voting Common Stock issuable on such conversion in accordance with the provisions hereof.

                  (c) All certificates evidencing shares of Class B Non-Voting Common Stock surrendered for conversion in accordance with the provisions hereof shall, from and after the closing date of the Public Offering, be deemed to have been retired and cancelled and the shares of Class B Non-Voting Common Stock represented thereby converted into Class A Voting Common Stock for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates on or prior to such date. The Corporation may thereafter take such appropriate action as may be necessary to reduce the authorized Class B Non-Voting Common Stock accordingly.

                  (d) Adjustment for Stock Splits and Combinations. If the Corporation shall at any time or from time to time after the Original Issue Date effect a subdivision of the outstanding Common Stock, the Conversion Price then in effect immediately before that subdivision shall be proportionately decreased. If the Corporation shall at any time or from time to time after the Original Issue Date combine the outstanding shares of Common Stock, the Conversion Price then in effect immediately before the combination shall be proportionately increased. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

                  (e) Adjustment for Reclassification, Exchange, or Substitution. If the Class A Voting Common Stock issuable upon the conversion of the Class B Non-Voting Common Stock shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares provided for above), then and in each such event the holder of each such share of Class B Non-Voting Common Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification, or other change, by holders of the number of shares of Class A Voting Common Stock into which such shares of Class B NonVoting Common Stock might have been converted immediately prior to such reorganization, reclassification, or change, all subject to further adjustment as provided herein.

                  (f) No Impairment. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Class B Non-Voting Common Stock against impairment.

                  (g) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 4, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Class B Non-Voting Common Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Class B Non-Voting Common Stock furnish or cause to be furnished to such holder a similar certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price then in effect, and
(iii) the number of shares of Class A Voting Common Stock and the amount, if any, of other property which then would be received upon the conversion of Class B Non-Voting Common Stock.

                  (h)      Notice of Record Date. In the event:

                           (i)      that the Corporation subdivides or combines
its outstanding shares of Common Stock; or

                           (ii)     of any reclassification of the Common Stock
of the Corporation (other than a subdivision or combination of its outstanding shares of Common Stock or a stock dividend or stock distribution thereon);

then the Corporation shall cause to be filed at its principal office, and shall cause to be mailed to the holders of the Class B Non-Voting Common Stock at their last addresses as shown on the records of the Corporation, at least ten
(10) days prior to the record date specified in (A) below or twenty (20) days before the date specified in (B) below, a notice stating

                                    (A)      the record date of such subdivision
or combination, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such subdivision or combination are to be determined, or

                                    (B)      the date on which such
reclassification is expected to become effective, and the date as of which it is expected that holders of Class B Non-Voting Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification.

         5. Subdivisions and Combinations. If shares of either the Class A Voting Common Stock, Class B Non-Voting Common Stock or Class C Non-Voting Common Stock are subdivided or combined, then shares of all the Class A Voting Common Stock, Class B NonVoting Common Stock or Class C Non-Voting Common Stock shall be so subdivided or combined.

         6. Put Rights. Upon the earlier to occur of (a) public offerings of the Common Stock of the Corporation under the Securities Act with gross proceeds to the Corporation aggregating $50,000,000 or more; (b) any sale of all or substantially all of the assets of the Corporation; (c) any merger or consolidation of the Corporation into another corporation if the Class C Non-Voting Common Stock is not treated on a pari passu basis with the Class A Voting Common Stock; or (d) a Liquidation Event (the first to occur of the events described in 6(a), (b), (c) and (d) being referred to herein as the "Put Event"), each holder of Class C Non-Voting Common Stock shall have the right, by delivery of a written notice to the Corporation no later than thirty (30) days after the Put Event (the "Put Notice"), to compel the Corporation to purchase, and the Corporation shall purchase, all or any portion of the shares of Class C Non-Voting Common Stock held by such holder (the "Put Securities"), at a price equal to the Put Price (as hereafter defined). For purposes hereof, the Put Price shall equal (i) if an event under (a) above has occurred, a price per share equal to the average of the bid prices for the Common Stock on the NASDAQ National Market System for the twenty (20) days preceding the Put Closing (as hereinafter defined) (ii) if an event under (b), (c) or (d) above has occurred, then a price per share equal to an amount determined pursuant to an appraisal of the Common Stock on the date of the event by an independent, nationally-recognized investment banking firm. The Put Price shall be adjusted under the same circumstances under which the Conversion Price is subject to adjustment pursuant to Section 4(e) and (f) hereof and the holders of Class C Non-Voting Common Stock shall be entitled to the same rights set forth in
Section 4(g), (h), and (i) with respect to such adjustment. The closing of the purchase of any Put Securities by the Corporation shall take place at the principal office of the Corporation not later than fifteen (15) days after delivery of the Put Notice (the "Put Closing"). At such closing, the Corporation shall deliver to the holder exercising his put rights hereunder, against delivery of certificates duly endorsed and stock powers representing the Put Securities, an amount equal to the aggregate Put Price payable in respect of such Put Securities, and such deliveries shall be deemed to be made simultaneously and none shall be deemed completed until all have been completed.

         THIRD:   That Article SEVENTH of the Corporation's Certificate of
Incorporation is hereby deleted in its entirety.

         FOURTH: The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, GrantAmerica, Inc. has caused this Certificate of Amendment to be executed by its President this ___ day of March, 1996.


                                               GrantAmerica, Inc.

                                               By: /s/ Thomas M. Hagerty
                                                   ------------------------
                                                   Name:  Thomas M. Hagerty
                                                   Title: President

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                                 HOMESIDE, INC.

                             Pursuant to Section 242
                      of the General Corporation Law of the
                                State of Delaware
                           --------------------------

         HomeSide, Inc. (hereinafter called the "Corporation"), organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

         FIRST:   That the Board of Directors of the Corporation, at a meeting duly held on April 10, 1996, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of the Corporation:

                 RESOLVED: That the first paragraph of ARTICLE FOURTH of the
                           Certificate of Incorporation be amended to read as follows:

                           The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is: 2,511,428 shares consisting of 2,500,000 shares of Class A Voting Common Stock, $0.01 par value per share ("Class A Voting Common Stock"); 5,714 shares of Class B Non-Voting Common Stock, $.01 par value per share ("Class B Non-Voting Common Stock"); and 5,714 shares of Class C Non-Voting Common Stock with $1.00 par value per share (herein called the "Class C Non-Voting Common Stock"). The Class A Voting Common Stock, Class B Non-Voting Common Stock and Class C Non-Voting Common Stock shall collectively be referred to herein as the "Common Stock".

         SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

         THIRD:   That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by its President this day of May, 1996.


                                                HOMESIDE, INC.


                                                By: /s/ Hugh R. Harris
                                                    ---------------------
                                                    Name:  Hugh R. Harris
                                                    Title: President


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